As Filed with the Securities and Exchange Commission on April 24, 2009 File No.333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLAR FUNDING SOLUTIONS CORP.
(Name of small business issuer in its charter)
Florida	7350	14-1908451
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

142 Island Way, #252

Clearwater Beach, Florida 33767

(727) 667-9424

(Address and telephone number of principal executive offices and principal place of business)

David C. Hastings, C.P.A., P.A.

2207 54th Street South

St. Petersburg, FL  33707

(727) 322-5669

(Name, address and telephone number of agent for service)

Copies to:

Solar Funding Solutions Corp.

Michael J. Daniels, C.E.O.

140 Island Way # 252, Clearwater Beach, FL 33767

Telephone: 727-667-9424  Facsimile:  941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock par value $0.001[2]	1,000,000	$0.10	$100,000.00	$5.58
Total	1,000,000	$0.10	$100,000.00	$5.58

[1]Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

[2] Maximum 1,000,000 shares of common stock, with no minimum, relate to the Primary Offering by Solar Funding Solutions Corp. on a "self-underwritten" basis.

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated April 24, 2009

Solar Funding Solutions Corp.

The Securities Being Offered by Solar Funding Solutions Corp. Are Shares of Common Stock
Shares offered by Solar Funding Solutions Corp.	No Minimum – 1,000,000 Maximum

This prospectus relates to 1,000,000 shares of common stock of Solar Funding Solutions Corp., all of which are offered for sale in the Primary Offering. The shares of our common stock will be offered and sold directly by ourselves on a self-underwritten basis.

Up to 1,000,000 shares of our common stock are being sold by us at $0.10 per share in the Primary Offering. Our 1,000,000 shares shall be offered for sale for a period of 270 days and we may or may not extend the offering for up to an additional 180 days. The sale of shares of our common stock will be offered and sold by us on a "self-underwritten" basis by using our officer and director. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account.

SFSC’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share until our offering period ends.

Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price. Our offering will commence on the date of this prospectus and will continue until the earlier of ___________, 2009, the date on which all of the shares offered are sold, or when we otherwise terminate the offering.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders. The estimated expenses of this offering are $15,000.00.

Our common stock is not currently listed or quoted on any quotation medium.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.10	$100,000.00
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Solar Funding Solutions Corp.	-0-	-0-

The date of this prospectus is April 24, 2009

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Dealer Prospectus Delivery Instructions

Until                , 2009 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Solar Funding Solutions Corp. (“Us,” “We,” “Our,” "SFSC,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Since inception on January 2, 2007, Solar Funding Solutions Corp. has engaged in the development of its business model. Beginning in January 2007 we began research and development of “green solutions” for homeowners to reduce their dependence on electric companies. The primary emphasis has been on “green solutions” such as solar water heaters; solar pool pumps; photovoltaic systems to self-generate electricity and modifications to homes that reduce the loss of cool air or the entry of warm or hot air.

Solar Funding Solutions Corp. hopes to capitalize on its expertise and experience to be competitive in the marketing of energy saving solutions for homeowners.  SFSC will develop the ability to market commercial solutions in the future. To support that intention, our services include analyzing the homeowners’ electric utility costs based on the current features of the home and what modifications can be made to increase efficiency and reduce power costs within a cost effective framework. We believe our target market is an underdeveloped market. We further believe that this niche is currently served only by manufacturers and manufacturers reps that concentrate only on the sale and not necessarily in the best interest of the homeowner.  By concentrating our efforts on the reduction to the homeowner of the cost of electricity by energy saving means while providing for cost effectiveness, management believes that it can grow and expand our business.

While our key employee has experience in this area of business, we are at a disadvantage with our competitors. Our competitors have the benefit of more years experience in operations and a larger capital base, while our business has no proven background.  Our lack of experience in running a fully operational consulting business coupled with our lack of capital and proven track record makes any investment in our Company a high risk.

We do compete with many local firms such as EcoTechnologies and Sun Ray Systems.  These firms have the experienced personnel, years in business, capitalization, and a reputation that will make it difficult for us to compete.  As a result of such competition, we will concentrate our efforts on trying to develop working relationships with these competitors.  Our focus will be to determine the needs of a homeowner and propose changes that can be subcontracted to either ECO OR Sun Ray.

Our C.E.O. and President, Michael J. Daniels owns 100% of our stock and has the ability to control the outcome on all matters requiring stockholder approval, including the election of directors and any merger, consolidation or sale of substantially all of the Company’s assets.

Our State of Organization	We were incorporated in Florida on January 2, 2007. Our principal address is 140 Island Way, No. 252, Clearwater Beach, Florida, 33767. Our phone number is (727) 667-9424.

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The Offering
Number of Shares Being Offered	We are offering to sell up to 1,000,000 shares of common stock at the fixed price of $0.10 per share.
Number of Shares Outstanding After the Offering	10,000,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will receive all of the proceeds from the sale of shares of common stock.
Plan of Distribution

The Offering is made by our sole Officer and Director Michael J. Daniels named in this Prospectus to the extent he can sell the shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  We must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We will seek to have a market maker file a Listing Application on our behalf

	For the Year ended December 31, 2008 (Audited)	For the Year Ended December 31, 2007 (Audited)
Balance Sheet
Total Assets	$139,044	$16,963
Total Liabilities	$277,842	$97,064
Stockholder’s Equity	($138,798)	$80,101
Statement of Operations
Revenue	$-0-	$ -0-
Total Expense	$58,697	$90,101
Net Income (Loss)	($58,697)	($90,101)

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred both profits and losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1) We Engage In Equipment Leasing Activities Which Involve A High Degree Of Risk.

The retail equipment leasing industry is speculative and is significantly affected by changes in economic and other conditions which may be beyond our control. These factors can negatively affect the demand for and pricing of our equipment.

Economic factors such as recession; a decline in the value of the U.S. dollar; a change in government regulation that may place a greater tax burden on the types of equipment we lease; a change in the income taxation on homeowners; and a reduction in the disposable income of the general public that causes them to spend less on their homes can impact our business.

Any single factor mentioned above or a combination of these factors can have an impact on homeowners that could reduce their income and decision to make their home more energy efficient.  Any change in economic conditions that cause the homeowner to not want to make energy efficiency modifications will have a direct impact on our ability to generate business.

(2) We Have A Limited Operating History Of Losses. We Expect This Trend To Continue Into The Near Future. If Our Ability To Generate Revenue Fails, We May Have To Suspend Or Cease Operations Should We Incur Losses That Exceed Our Income.

Since we incorporated in 2007, we have developed our business model and spent funds on research and development as well as equipment purchases however we have not generated any profits. We have limited history upon which you can evaluate the likelihood of our future success or failure. Our ability to achieve profitability and positive cash flow in the future is dependent upon many factors some of which may be beyond our control

Failure to generate greater revenues may cause us to never be able to increase our operations, and purchasers of our shares may not have any liquidity for their investment. We are not sure we will be successful in generating revenues necessary to be profitable in the future and pay a dividend to our shareholders.

(3) We Are A Small Equipment Leasing Business Attempting To Operate In Unfavorable Economic Conditions.

We are a small retail equipment leasing business with no revenues and limited access to capital markets trying to compete in a niche market with a limited operational history.  Our lack of operations may not provide us with sufficient clients that are willing to spend their disposable income on energy saving equipment.  This limited market places our chance at success at high risk due to the limited services we offer.

(4) We Are Dependent On One Key Person With No Assurance That He Will Remain With Us: Losing Such A Key Person Could Mean Losing Revenue.

Our success will depend to a great extent on retaining the continued services of our C.E.O./President/Director, Michael J. Daniels.  Mr. Daniels may not remain with the corporation due to the lack of an employment contract. If we lose our key person, our business may suffer. We depend substantially on the continued services and

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performance of Mr. Daniels to generate profits and investors will be at risk to lose some or all of their investment in the event she leaves our company.

(5) The Energy Saving Industry Is Extremely Competitive With Local, Regional, And National Companies Vying For The Same Clients.

The market for energy saving equipment and services is intensely competitive. Our consulting experience to date has shown the difficulty of penetrating the niche market we have chosen:  developing energy saving strategies for homeowners to lease our equipment. Our business is geared to competing with local firms as well as national firms who have greater resources and stability than we do.  Our competitors and their greater resources may make it impossible for us to generate greater revenues in the future and could in fact cause us to lose clients and revenue.  The loss of clients and revenues to our competition will have a direct impact on our ability to remain in business.  Investors in our stock must be able to sustain a loss of all or a part of their investment due to our difficulty in competing in the consulting industry.

(6) There Are Relationships That Must Be Maintained To Develop Potential Clients And Any Interruption In These Relationships Could Have A Significant Effect On Our Ability To Compete Effectively.

Our C.E.O/President, Michael J. Daniels, has operated our company since inception. His contacts in the industry are critical to our future success. We are reliant upon his contacts as a source of equipment for homeowners that may accept our proposal for energy saving equipment.  Should he fail to maintain these relationships or if there is any disruption in these critical business relationships, we will have a difficult time generating new contacts and thereby, a difficult time competing effectively.  It is his strong personal relationships with suppliers that must be maintained or the risk of loss of business is great.

(7) We May Not Be Able To Acquire The Experienced Personnel To Perform Our Specific Consulting Services To Lease Our Equipment.

Our business model plans for us to locate and hire personnel in the second quarter of 2010 but no later than June 30, 2010. This is based on the projections the Company has made regarding the anticipated increase in the number of clients. We believe we will need personnel with good mathematical, accounting, and business management backgrounds and excellent communication skills.  Competition and unforeseen limited availability of educated, experienced personnel could have material adverse affects on our profitability. If we cannot acquire the requisite personnel, we may have to suspend our business plans which suspension could cause investors to lose all or a part of their investment.

(8)  A Conflict Of Interest May Exist For Our President Michael J. Daniels With His Other Business Interests.

Our C.E.O/President Michael J. Daniels has a consulting business that specializes in corporate services to companies located in Hong Kong.  His commitment to his clients may create a conflict of interest with our company operating independently.  Mr. Daniels may have to put the needs of his business clients ahead of those of Solar Funding Solutions Corp.  This prioritization may result in missed opportunities or deadlines for us, which may, in turn, cause investors to lose all or part of their investment.

 (9) No Matter How Much Money Is Spent On Our Business Model, The Risk Is That We May Never Develop Sufficient New Clients To Be Profitable.

Over the coming years, we might expend considerable capital on our business model without developing sufficient new clients. It is very likely that such capital will be lost. No matter how much money is spent on the model, we might never be able to find a sufficient number of new clients to be profitable and investors will be at risk to lose all or a part of their investment.

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(10) We May Need to Raise Additional Funds Sooner If Our Estimates Of Revenues, Costs And Capital Expenditures Change Or Are Inaccurate.

If we are unable to raise additional capital or are unable to do so on acceptable terms, we may not be able to respond to the actions of our competitors or we may be prevented from conducting all or a portion of our planned operations. In particular, the execution of our business model in our targeted geographic locations could be delayed or aborted if we are unable to raise additional capital or if third parties upon which we will rely to supply equipment do not provide equipment on acceptable terms we deem suitable for out business. In addition, we may be forced to reduce our sales and marketing efforts or forego attractive business opportunities. If we issue additional equity securities to third parties in order to raise funds, the ownership percentage in our company of each of our existing shareholders will be reduced.

(11)Our Ability To Grow Revenue And Future Prospects Depends To A Certain Extent On The Commitment Of The State And Local Governments To Support Alternate Energy And, Generally, To The Commitment Of Consumers To Support The Commercialization Of Alternate Energy In General And Solar Energy In Particular.

Our revenue production capability in particular and our future business prospects in general could be hurt if the government of the State of Florida and/or the United States of America determined to not support the alternate energy production industry. We intend to seek, if available, federal, state and local funding and other support to cut the costs of financing our business growth. There is no guarantee that we will be successful in obtaining such support, or even that our interests will continue to be aligned with the respective governmental interests insofar as alternative energy development is concerned. Furthermore, any change in governmental strategy with respect to supporting or funding alternative energy industries, whether as a result of market, economic or competitive pressure, could also harm our business. Such a change in strategy could include, for example, any decision by the government to:

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Alter its commitment to alternative energy technology in favor of competing technologies;

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Delay or reduce its plans to fund technology development in alternative energy equipment; or

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Increase an internal development of alternate energy products or purchase them from another supplier.

In addition, where intellectual property is developed pursuant to our use of technology licensed from third parties, we may commit to provide certain exclusive or non-exclusive licenses in favor of third parties and in some cases, the intellectual property may be jointly owned. As a result of such licenses, we may be limited or precluded, as the case may be, in the exploitation of such intellectual property rights.

(12) We Intend To Depend Upon A Diverse Pool Of New Customers For The Bulk Of Our Revenue And A Decrease In Revenue From These Customers Could Materially Adversely Affect Our Business And Financial Condition And Results Of Operations.

We expect our customers to be, primarily, consumers and not businesses, although we will seek commercial business where viable. We cannot be certain that we will be able to develop large accounts with only a few customers. In addition, as more and more new homes being built under energy saving methods, the demand for our product will increase in the US and we may be forced to compete with additional companies for future sales. Accordingly, our revenue and results of operations may vary from period to period. We are also subject to credit risk associated with selling products to a diverse range of customers. If one or more of our customers were to fail to pay on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

(13) Our Customer Arrangements Are Expected To Be Non-Exclusive, With Long-Term Commitments, And On A Purchase Order Basis.

We cannot be certain that customers will purchase our products. Accordingly, our revenue and results of operations may vary substantially from period to period. We may also be subject to credit risk associated with any concentration of our accounts receivable from our customers should we develop relationships with a few significant customers. In that instance, if one or more of our significant customers were to cease doing business with us,

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significantly reduce or delay its purchases from us or fail to pay us on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

(14) We Have Spent Significant Funds To Develop And Refine Our Technologies And Services. We expect to continue to invest in research and development and this investment could outpace revenue growth, which would hinder our ability to achieve and maintain profitability. If we are unable to achieve and maintain profitability, our viability could be materially adversely affected.

(15) We May Never Be Able To Market Viable Alternative Energy Equipment And Systems.

We do not know whether or when we will successfully introduce commercially viable alternative energy equipment and systems. We have assembled and are currently testing a number of pieces of equipment and evaluation systems and are continuing efforts to decrease the costs of these systems and to improve their overall functionality and efficiency. However, we must complete substantial additional research and development on these systems before we can introduce viable systems. Even if we are able to do so, these efforts will still depend upon the success of other companies in producing related and necessary products for use in conjunction with viable alternative energy producing systems.

(16) A Mass Market For Alternate Energy Equipment And Products And Systems May Never Develop Or May Take Longer To Develop Than Anticipated.

Alternative energy generation systems represent emerging technologies, and we do not know whether consumers will adopt these technologies on a large scale or if home builders will incorporate these technologies into their new home construction. In particular, if a mass market fails to develop, or develops more slowly than anticipated for alternative energy equipment generating systems, we may be unable to recover our expenditures to develop our systems and may be unable to achieve or maintain profitability, any of which could negatively impact our business. Estimates for the development of a mass market for alternative energy generation products and systems have lengthened in recent years. Many factors that are beyond our control may have a negative effect on the development of a mass market. These factors include the following:

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Cost competitiveness and physical size of alternative energy producing components;

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Availability and future costs of alternate energy generation methods;

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Consumer acceptance of alternative energy producing systems on their homes;

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Government funding and support for the development of alternative energy producing equipment;

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The willingness of homeowners to replace current energy generation utility companies with their own equipment;

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Consumer perceptions of alternative energy generating systems;

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Regulatory requirements; and

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The emergence of newer, breakthrough technologies and products within the alternative energy producing industry.

Evolving customer design requirements, product specifications and testing procedures could cause order delays or cancellations.

(17) We May Experience Delays In Receiving Our Products As A Result Of Changing Customer Specifications And Testing Procedures.

Due to the dynamic nature of alternative energy producing technologies, changes in product specifications are common and may result in delayed shipments, order cancellations or higher production costs. Evolving design requirements or product specifications may adversely affect our business or financial results.

(18) We May Be Adversely Affected By Labor Disputes.

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Labor disputes may occur at supplier, distributor, OEM and critical OEM supplier facilities, which may adversely affect our business. As our business becomes more dependent on equipment manufacturers, we will become increasingly dependent on manufacturer production and the associated labor forces at supplier sites. Labor unions represent most of the labor forces at manufacturing facilities and critical suppliers. Labor disputes could occur at manufacturers and critical supplier facilities which could adversely impact our direct product sales. Additionally, we may be subject to work slowdowns or stoppages from time to time.

(19) We May Be Subject To Warranty Claims, And Our Provision For Warranty Costs May Not Be Sufficient.

We may be subject to increased warranty claims due to the longer warranty periods associated with our equipment. In response to consumer demand, solar equipment manufacturers have been providing, and may continue to provide, increasingly longer warranty periods for their products. As a consequence, consumers demand and expect product suppliers, such as us, to provide correspondingly longer product warranties. As a result, we could incur substantially greater warranty claims in the future. Our business may be subject to product liability claims or product recalls, which could be expensive and could result in a diversion of management’s attention.

(20) Our Insurance May Not Be Sufficient.

We will carry insurance, including products liability insurance, that we consider adequate having regard to the nature of the risks of doing business and costs of coverage. We may not, however, be able to obtain insurance against certain risks or for certain products or other resources located from time to time in certain areas of the world to the extent we may be forced to rely on outside providers. Currently we are not fully insured against all possible risks, nor are all such risks insurable. Thus, although we intend to maintain insurance coverage, such coverage may not be adequate.

(21) Small Public Companies Are Inherently Risky And We May Be Exposed To Market Factors Beyond Our Control. If Such Events Were To Occur It May Result In A Loss Of Your Investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies with rules and regulations that will be costly to meet.  Our present officer and director has limited, if any, experience in managing a fully reporting public company so we may be forced to obtain outside consultants, such as certified public accountants, attorneys specializing in public company reporting, and former directors of public companies experienced in the requirements necessary for companies to file timely and proper reports, to assist with our meeting these requirements.  These outside consultants are expensive and can have a direct impact on our ability to be profitable.   People experienced in the reporting requirements of a public company as well as experience in developing internal controls that will conform to the requirements set forth under the 1933 Securities Act, as amended may be necessary.  The cost of these additional outside consultants will have a direct impact on our profitability. This will make an investment in our company highly speculative and risky.

(22) We Have No Regular Paid Employees.

All of our work is currently performed by our C.E.O./President Mr. Daniels on an unpaid basis.  Having no regular paid employees makes an investment in our Company a high risk as employees who are not regularly paid may not work as many hours, may perform at a level below that which is expected , and may not work as hard for our clients due to the fact that they receive no regular pay.

(23) Our Management Has No Experience in Operating a Fully Operational Equipment Leasing Company.

Our sole Officer/Director has not operated a fully operational energy equipment leasing business.  This lack of experience by our management makes an investment in our Company a high risk as we believe an experienced management team is a key component of a profitable company.

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Risk Factors Related To Our Business and Industry

(24) We Have Limited Experience Assembling Solar Energy Systems On A Residential and Commercial Basis.

In order to produce solar energy systems at affordable prices, we will have to produce systems through low volume hand assembly processes. We do not know whether we will be able to contract efficient, low-cost assembly capability and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market our systems. Even if we are successful in developing our assembly capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedules or to satisfy the requirements of customers. Our failure to develop such processes and capabilities could have a material adverse effect on our business, results of operations and financial condition.

(25) We May Not Meet Our Product Development And Commercialization Milestones.

We have system development programs that are in the pre-commercial stage. The success of each system development program is highly dependent on our correct interpretation of residential and commercial market requirements, and our translation of those requirements into applicable product specifications and the appropriate development of milestones. If we have misinterpreted market requirements, or if the requirements of the market change, we may develop a product that does not meet the cost and performance requirements for a successful residential or commercial product. In addition, if we do not meet the required development milestones, our residential and commercialization schedules could be delayed, which could result in potential purchasers of these systems declining to purchase systems or choosing to purchase alternative suppliers. Delayed residential and commercialization schedules may also have an impact on our cash flow, which could require increased funding.

(26) Significant Markets For Alternative Energy Products May Never Develop Or May Develop More Slowly Than We Anticipate Which Would Significantly Harm Our Revenues And May Cause Us To Be Unable To Recover The Losses We Have Incurred And Expect To Incur In The Development Of Our Products.

Significant markets may never develop for alternative energy products or they may develop more slowly than we anticipate. Any such delay or failure would significantly harm our revenues and we may be unable to recover the losses we have incurred and expect to continue to incur in the development and marketing of our energy generation systems. If this were to occur, we may never achieve profitability and our business could fail. Alternative energy products and systems represent an emerging market, and whether or not end-users will want to use them may be affected by many factors, some of which are beyond our control, including:

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The emergence of more competitive technologies and products, including other environmentally clean technologies and products that could render our products obsolete;

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The future cost of solar panel production used by our systems;

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The regulatory requirements of agencies, including the development of uniform codes and standards for our products and systems;

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Government support of alternative energy generation products and systems;

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The perceptions of consumers regarding the safety of our products;

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The willingness of consumers to try new technologies;

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The continued development and improvement of existing power technologies.

(27) Solar Energy And Other Alternate Energy Generation Systems May Not Be Readily Available On A Cost-Effective Basis, In Which Case Our Products May Be Unable To Compete With Existing Power Sources And Our Revenues And Results Of Operations Would Be Materially Adversely Affected.

If our customers are not able to obtain solar systems and other alternative energy generation systems on a cost-effective basis through market sources or are unable to purchase the needed systems at locations convenient to them, our products may be unable to compete with existing power sources and our revenues and results of operations would be materially adversely affected. Significant growth in the use of solar-powered systems, particularly in the

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residential market, may require the development of an infrastructure to deliver the systems more cost efficiently. There is no guarantee that such an infrastructure will be developed on a timely basis or at all. Even if solar energy and alternative power is available for our customers, if the effective price is such that it costs more to install and use our products than to use current energy suppliers, electricity or power provided through other means, we may be unable to compete successfully with our competition.

(28) Our Business Will Suffer If Environmental Policies Change And No Longer Encourage The Development And Growth Of Clean Power Technologies.

The interest in alternative energy generation technology has been driven in part by environmental laws and regulations in Florida, California and, to a lesser extent, in New York, Massachusetts and Maine. There is no guarantee that these laws and regulations will not change and any such changes could result in manufacturers abandoning their interest in manufacturing solar panels to generate power. In addition, if current laws and regulations in these states are not kept in force or if further environmental laws and regulations are not adopted in these and other jurisdictions, demand for alternative energy sources for power may be limited. The market for stationary and portable energy-related products is influenced by federal, state and local governmental regulations and policies concerning the electric utility industry. Changes in regulatory standards or public policy could deter further investment in the research and development of alternative energy sources, including solar energy production products, and could result in a significant reduction in the potential market demand for our systems. We cannot predict how changing government regulation and policies regarding the electric utility industry will affect the market for solar systems.

(29) We Currently Face And Will Continue To Face Significant Competition From Other Developers And Manufacturers Of Solar Panels And Equipment.

If we are unable to compete successfully, we could experience a loss of market share, reduced gross margins for our existing products, and a failure to achieve acceptance of our proposed products.

(30) We Are Dependent Upon Third Party Suppliers For Key Materials And Components For Our Products And Systems.

If these suppliers become unable or unwilling to provide us with sufficient materials, components and systems and equipment on a timely and cost-effective basis, we may be unable to assemble our solar power systems cost-effectively or at all, and our revenues and gross margins would suffer.

(31) We Intend To Acquire Technologies Or Companies In The Future, And These Acquisitions Could Disrupt Our Business And Dilute Our Shareholders’ Interests.

We intend to acquire other companies (and may acquire additional technologies) in the future and we cannot provide assurances that we will be able to successfully integrate their operations or that the cost savings we anticipate will be fully realized. Entering into an acquisition or investment entails many risks, any of which could materially harm our business including:

•

Diversion of management’s attention from other business concerns;

•

Failure to effectively assimilate the acquired technology, employees or other assets of the company into our  business;

•

The loss of key employees from either our current business or the acquired business; and

•

The assumption of significant liabilities of the acquired company.

If we complete additional acquisitions, we may dilute the ownership of current shareholders. In addition, achieving the expected returns and cost savings from our past and future acquisitions will depend in part upon our ability to integrate the products and services, technologies, research and development programs, operations, sales and marketing functions, finance, accounting and administrative functions, and other personnel of these businesses into

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our business in an efficient and effective manner. We cannot ensure that we will be able to do so or that the acquired businesses will perform at anticipated levels. If we are unable to successfully integrate acquired businesses, our anticipated revenues may be lower and our operational costs may be higher.

(32) We Have No Experience Assembling Or Assembling Our Products On A Large Scale Basis, And If We Do Not Develop Adequate Assembling And Assembly Processes And Capabilities To Do So In A Timely Manner, We May Be Unable To Achieve Our Growth And Profitability Objectives.

We have manufactured and assembled only one system as a prototype, and we have no experience assembling or assembling systems on a large scale. Although we will rely on third party manufactured, off-the-shelf components for our systems, in order to produce certain of our systems at affordable prices in the future we may have to manufacture certain, or all, of our components, in which case we would need to incur the costs associated with developing and operating a assembling facility. In such case, we may not be able to develop efficient, low-cost assembling capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market such Vehicles. Our failure to develop the assembly processes and capabilities in a timely manner could prevent us from achieving our growth and profitability objectives.

Risks Associated with this Offering

(33) There Is No Public Market For Our Shares, And There Is No Assurance That One Will Develop Due To The Limited Demand For Stocks In The Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this registration, there has been no established trading market for our securities, and we do not know that a regular trading market for our securities will develop after completion of this offering. Our shareholders are offering shares for sale in a company that has a very limited offering of consulting services. Due to our limited services, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to seek to obtain the services of a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for quotation on the “OTCBB” (“Over-the-Counter Bulletin Board”). We do not know if such quotation will be obtained or if an established market for our common stock will be developed.

(34) If At Any Time We Qualify As A Passive Foreign Investment Company Under United States Tax Laws, Our Shareholders May Be Subject To Adverse Tax Consequences.

We would be a passive foreign investment company if 75% or more of our gross income in any year is considered “passive income” for United States tax purposes. For this calculation, passive income generally includes interest, dividends, some types of rents and royalties, and gains from the sale of assets that produce these types of income. In addition, we would be classified as a passive foreign investment company if the average percentage of our assets during any year that produced passive income, or that were held to produce passive income, is at least 50%. Based on our current and projected income and the market value of our common shares, we do not expect to be a passive foreign investment company for United States federal income tax purposes. However, since the determination of whether we are a passive foreign investment company is based on the composition of our income and assets from time to time, and since the market value of our common shares is likely to fluctuate, there can be no assurance that we will not be considered a passive foreign investment company in another fiscal year. If we are classified as a passive foreign investment company, this characterization could result in adverse United States tax consequences for our shareholders resident in the United States, including having gain recognized on the sale of our common shares being treated as ordinary income that is not eligible for the lower tax rate applicable to certain dividends and having potential punitive interest charges apply to such sale proceeds.

(35) Future Sales Of Common Shares By Our Principal Shareholder Could Cause Our Share Price To Fall And Reduce The Value Of A Shareholder’s Investment.

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If our principal shareholder, including our founder, sells substantial amounts of his common shares in the public market, the market price of our common shares could fall and the value of a shareholder’s investment could be reduced. The perception among investors that these sales may occur could have a similar effect. Share price declines may be exaggerated if the low trading volume that our common shares have experienced to date continues. These factors could also make it more difficult for us to raise additional funds through future offerings of our common shares or other securities.

(36) Our Articles Of Incorporation Could Be Amended At Any Time By Our Founder, Who Controls 100% Of Our Shares, To Issue An Unlimited Number Of Common And Preferred Shares, And Significant Issuances Of Common Or Preferred Shares Could Dilute The Share Ownership Of Our Future Shareholders, Deter Or Delay A Takeover Of Us That Our Shareholders May Consider Beneficial Or Depress The Trading Price Of Our Common Shares.

Our articles of incorporation do not currently permit us to issue an unlimited number of common and preferred shares, but our sole shareholder, who owns 100% of our common stock, could amend the articles to allow for an issuance of a greater number of common shares and authorize the issuance of preferred shares. If we were to issue a significant number of common shares, it would reduce the relative voting power of previously outstanding shares. Such future issuances could be at prices less than certain future shareholders paid for their common shares. If we were to issue a significant number of common or preferred shares, these issuances could also deter or delay an attempted acquisition of us that a future shareholder may consider beneficial, particularly in the event that we issue preferred shares with special voting or dividend rights. While certain national securities exchanges, and NASDAQ, require the company to obtain shareholder approval for significant issuances, we are not subject to these requirements. Significant issuances of our common or preferred shares, or the perception that such issuances may occur, could cause the trading price of our common shares to drop.

(37) Because It May Be Difficult To Effect A Change In Control Of Solar Funding Solutions Corp. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better And A Potential Suitor Who May Be Willing To Pay A Premium To Acquire Us May Not Attempt To Do So.

Michael J. Daniels, C.E.O/President and Director, currently holds 100% of our outstanding voting stock.  Mr. Daniels is not registering any shares of his stock in this offering however he will retain his status as controlling security holder.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Daniels has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(38)  Our Lack Of Business Diversification Could Result In The Devaluation Of Our Stock If Our Revenues From Our Primary Services Decrease.

We expect our business to consist of providing consulting services and equipment leasing to homeowners who are seeking energy saving solutions for their homes. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in this market. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(39) There Has Been No Independent Valuation Of The Stock, Which Means That The Stock May Be Worth Less Than The Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative

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and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(40) Investors May Never Receive Cash Distributions Which Could Result In An Investor Receiving Little Or No Return On His Or His Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.  It is our intention that any earnings in the foreseeable future will be retained for development and expansion of our business and not paying any cash dividends.

(41) Without A Public Market There Is No Liquidity For Our Share, And Our Shareholders May Never Be Able To Sell Their Shares, Which May Result In A Total Loss Of Their Investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter-Bulletin-Board (“OTCBB”).

From the date of this prospectus, we estimate that it will take us between nine to twelve months to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.  We have not contacted any market maker to discuss the filing of a listing application on our behalf.

(42) Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices, And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations.  In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(43) We Anticipate The Need To Sell Additional Authorized Shares In The Future.  This Will Result In A Dilution To Our Then-Existing Shareholders And A Corresponding Reduction In Their Percentage Ownership In Solar Funding Solutions Corp.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in us is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the then-existing shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(44) Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell Solar Funding Solution Corp.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our

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securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Solar Funding Solutions Corp. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

•

A continued economic downturn resulting in an unexpected downturn in demand for energy saving equipment;

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Governmental restrictions or excessive taxes on our products;

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Over-abundance of companies supplying energy saving equipment;

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Economic resources to support the promotion of our products and services;

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Expansion plans, access to potential clients, and advances in technology; and

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A lack of working capital that could hinder the promotion and distribution of our products and services.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 1,000,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will receive all proceeds from the sale of the common stock offered through this prospectus.  We will however incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this offering. We do not know the specific amount that will be raised by this offering. All funds raised will go directly to our current bank account.  We estimate that the net proceeds from our sale of 1,000,000 shares of our common stock will be $100,000.

In the event we raise only a nominal amount from the sale of our securities, $5,000 or less, the purchasers of the shares will not have the option of the shares being repurchased by the company. We will use the proceeds to pay for printing, for any legal and accounting costs that may exist, and to pay secured creditors if any there may be. Any remaining funds will be used towards implementation of our business model.

We expect to use all of the net proceeds for general corporate purposes, including the costs of this registration, transportation costs, telephone expenses and equipment monitoring. The amounts we actually expend for working capital and other purposes may vary and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net process. A portion of the net proceeds may also be used to purchase complimentary businesses assets. We have no current plans or agreements or commitments with respect to any of these transactions, and we are not currently engaged in any negotiations with respect to any of these transactions.

Expansion of sales and marketing activities, strategic alliances or joint ventures, and corporate partnering arrangements will be considered as alternatives for management’s discretion. Potential strategic alliances and joint ventures have been determined to be those in the energy savings equipment sales and service industry.

Table 1.0 shows anticipated use based on raising varying amounts of capital with Table 2.0 providing a further breakdown of the Working Capital expenditures.

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Table 1.0 Capital Allocation

Amount of Capital Raised	Offering Expenses	Transportations Costs	Telephone Expenses	Equipment Purchases	Equipment Monitoring	Working Capital
$25,000	$15,000	$4,000	$500	$3,000	$1,000	$1,500
$50,000	$15,000	$10,800	$500	$13,200	$4,000	$6,500
$75,000	$15,000	$10,800	$500	$32,200	$10,000	$6,500
$100,000	$15,000	$10,800	$500	$47,200	$20,000	$6,500

Table 2.0 Breakdown of Working Capital

Amount of Capital Raised	Working Capital	Allowance for Equipment Repairs and Maintenance	Equipment Insurance	Advertising and Marketing Expenses	Travel and Presentation Expenses
$25,000	$1,500	$500	$0	$500	$500
$50,000	$6,500	$500	$2,500	$1,500	$1,500
$75,000	$6,500	$500	$2,500	$1,500	$1,500
$100,000	$6,500	$500	$2,500	$1,500	$1,500

The above tables refer to the use of proceeds being used exclusively for our operations in Florida and does not include any expansion plans.  Management has kept its decision making in the use of working capital limited while exercising good judgment in applying management principles to the use of funds.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

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Our two (2) full year’s operating history,

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Our current share book value and previous sale prices, and

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Our management expertise.

DILUTION

The issuance of further shares will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

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The net tangible book value of our common stock as of December 31, 2008, was a negative ($119,282) or, approximately, ($0.0119) per share.

Upon the sale of the 1,000,000 shares of our common stock being registered via this registration statement at a price of $0.10 per share, net tangible book value as adjusted would be ($19,282) or ($0.0018) per share. The result would be an immediate increase in net tangible book value per share of $0.0101 to existing stockholders and an immediate dilution to new investors of $0.0982 per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table shows dilution per share based on raising varying amounts of capital from the offering:

Table 3.0 Dilution Per Share

Amount of Shares Sold	Dollar Amount Raised	Dilution Per Share
250,000	$25,000	($0.0092)
500,000	$50,000	($0.0066)
750,000	$75,000	($0.0041)
1,000,000	$100,000	($0.0018)

The following table provides information on the amount paid per share for existing shareholders and the percentages of stock held and the percentage they will hold in the event this entire offering is sold.

Table 4.0 Dilution Comparison of Current Versus New Shareholders

Amount of Securities Sold	Price per Share Paid By Current Shareholders	Percent of Consideration Paid By Current Shareholders	Percent of Securities They Will Own After This Offering	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders
$ 25,000	$0.001	29%	97.56%	71%	2.44%
$50,000	$0.001	16.67%	95.24%	83.33%	4.76%
$75,000	$0.001	11.76%	93.02%	88.24%	6.98%
$100,000	$0.001	9.09%	90.91%	90.91%	9.09%

In the future, we may issue additional shares, options and warrants, and we may grant additional stock options to our employees, officers, directors, and consultants under our stock option plan, all of which may further dilute our net tangible book value.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a

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risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock being sold by the Company with no shares being offered by our sole shareholder.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Company to sell its shares on a continuous basis for a period of 270 days after this registration statement is declared effective. The shares will be sold by our sole Officer/Director on a self-underwritten basis.

The sales price to the public is fixed at $0.10 per share for 270 days after our registration statement is declared effective. We may extend our offering for an additional one hundred eighty (180) days.  Although we intend to apply to have our common stock traded on the OTCBB, a public market for our common stock may never materialize.

Our offering price was arbitrarily determined by Mr. Daniels, our President based on the projected needs of the company to complete the one (1) year of testing for our equipment.  In the event we file an amendment to this registration statement stating that we will use the services of a broker to sell our shares commissions will be paid to the broker. The maximum commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold.

As of December 31, 2008, we have expended approximately $7,000 of the estimated $15,000 cost of this offering. Of the offering costs we expect to expend they will be for accounting fees, PCAOB audit fees, stock transfer agent fees and our filing fee with the S.E.C.  We are bearing all costs relating to the registration of the common stock.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 5.0 Directors and Executive Officers

Name	Age	Position
Michael J. Daniels	62	President/CEO/CFO/Chairman of the Board of Directors[1]
[1] This is the first Directorship of a reporting company held by Mr. Daniels.

Background of Executive Officers and Directors

- Michael J. Daniels has served as our President/Chairman of the Board of Directors since January 2, 2007. Mr. Daniels graduated from Webster University in May 1989 with a degree in Management.  Mr. Daniels has worked as a consultant for over thirty-five (35) years.  Most recently he worked for Cheetah Consulting, Inc. from 2004 to December 2008 as a commissioned salesperson while developing the business model for SFSC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 6.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1,2]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Michael J. Daniels 140 Island Way, #252 Clearwater Beach, FL 33767	10,000,000	10,000,000	100%	90.91%
Common Stock	All Executive Officers and Directors as a Group (1)	10,000,000	10,000,000	100%	90.91%
[1] The percentages assume that all of the shares being offered in this registration are sold.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, of which 10,000,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.  A legal opinion as to the issued and outstanding common stock has been provided by Harrison Law, P.A. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2007 and 2008 respectively. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,000,000 outstanding common shares registered for sale by our President/Director in accordance with the Securities Act of 1933.

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Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have one (1) shareholder holding 10,000,000 shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 100 2nd Avenue South, Suite 704N, St. Petersburg, Florida, 33701, to act as transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Drake's report is given based on their authority as an expert in accounting and auditing.  Randall N. Drake, C.P.A. has provided audited financials for Solar Funding Solutions Corp. for December 31, 2007 and December 31, 2008.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Solar Funding Solutions Corp. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on January 2, 2007 under the name Am-Asia Consulting, Inc.  On October 28, 2008 we filed a name change to Solar Funding Solutions Corp. to more accurately reflect the nature of our business. The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business model within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources.  Management believes that it does have a fiduciary responsibility to its shareholders and under

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specific circumstances, those that will create additional shareholder value, will consider a merger, acquisition, roll-up or other business combination to increase shareholder value.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.

DESCRIPTION OF BUSINESS

Business Development

Solar Funding Solutions Corp. (“SFSC”) was incorporated on January 2, 2007 under the laws of the State of Florida. Michael J. Daniels is the sole shareholder and president of the company. With over thirty-five (35) years of experience, he has provided management expertise in private industry as a consultant and business owner.  SFSC currently does not provide solar equipment leasing to any customers.  We are currently testing the following equipment for a period of one (1) year to determine the impact on the electric bill of a 2,500 square foot home.  This is the typical size home that we intend to target.  Larger homes would require a system larger than we are testing and may be deemed to be a commercial system and not usable by individual homeowners as the size would exceed those allowed for individual homeowners.

Since inception, Solar Funding Solutions Corp. has engaged in developing its business model as well as developing a network of suppliers of solar powered equipment for our business.  In August of 2007 the company began installing the above equipment on a 2,500 square foot house that is being used for testing and measuring the effectiveness of the equipment for reduction of electric usage.  A special digital meter was installed on the home and our testing officially began on March 1, 2009 and will continue until February 28, 2010.

Mr. Daniels developed the business model for Solar Funding Solutions Corp. capitalizing on his expertise and experience from his thirty-five (35) years in business ownership and consulting. The business model is geared to small to medium size homes (1,500 to 3,000 sq. ft.) whose owner or owners have a desire to reduce their electric energy costs.  We assist the owner(s) in determining their present cost of electricity to what would be projected by installing energy saving equipment.

While the primary strategy typically involves a lease of the equipment to the homeowner the homeowner may actually purchase the equipment.  An owner(s) might choose to purchase the equipment to take advantage of state and federal incentives to install solar devices.  Determining the best approach is always done by the owner(s).  It is up to SFSC to properly determine the current usage of each item in the house that draws power.  Each item is identified and is reviewed by the power rating from the manufacturer.  The current monthly bill is analyzed based on the amount of electricity being drawn from each item.

Our Business

(1) Principal Products or Services and Their Markets

Our equipment is all approved by the State of Florida and the federal government to qualify for state rebates and federal tax credits.  We currently have the following equipment and modifications installed for testing:

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One (1) eighty (80) gallon American Water Heater solar powered

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a 5760 KW power rated photovoltaic system with thirty-two (32) 180 watt modules rail track attached to roof with grid ties to a SMA Technologies 5000W inverter

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eight (8) Deka deep cell back up battery system with automatic transfer switch including monitoring software

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one (1) SMA Technologies Sunny Boy 500US controller

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one (1) Out Back power system PSX-240 automatic transformer

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one (1) Homeline Load Center

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one (1) Zodiac LM2-24 solar pool pump

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one (1) SunRay SR 720 Controller for the pool pump

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sixteen (16) dual pane argon gas windows

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soybean based expandable insulation throughout attic for blower door test for sealing

We began by having the soybean based insulation sprayed in the attic while removing all blown insulation.  By using a blower door test we are able to determine the tightness of the seal from the spray insulation. Once the appropriate seal has been reached we begin to check for leaks throughout the house through places such as windows, doors and unsealed or poorly sealed ductwork.  After determining where leakage has been found we develop what we believe are appropriate solutions to correct the problems.  Due to the majority of the homes in Florida having been built using concrete block and masonry energy efficiency is very low.  During summer months the heat from the sun heats the masonry and block as well as penetrates the house through the roof where the insulation is usually blown into the attic.

Our experience has shown that hot water heaters are large users of electricity.  In the State of Florida a Five Hundred Dollar and NO/100 ($500.00) rebate is available for the installation of a solar hot water heater.  The typical cost to a homeowner to purchase a solar heater is approximately $4,750.  Subtracting the rebate leaves a difference of $4,250 to amortize over the life of the equipment or the recovery based on energy savings, whichever period is shorter.

Virtually all of our equipment is covered by state rebates and federal tax incentives.

The following two (2) photographs show the array of solar panels and the control equipment and battery backup system.

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 (2) Distribution Methods of the Services

The primary delivery of our services will be through our location in Clearwater Beach, Florida. Our President Michael J. Daniels has the primary responsibility of locating appropriate clients. It is his knowledge and resources in this area that we believe will increase the company’s chances at success.  The network of manufacturers and suppliers of equipment that Mr. Daniels has developed is our primary marketing tool.  The suppliers and manufacturers refer potential clients to various companies such as Solar Funding Solutions Corp.  The first contact is usually initiated by SFSC to the potential client as the result of a referral.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. We are however researching the development of a solar air conditioning unit as well as a hydrogen recovery system to recover the hydrogen generated from a photovoltaic system to regenerate additional electricity. Combining the hydrogen with water generates extra electricity from the existing system.

(4) Our Competition

To compete effectively in the solar equipment industry, a company must understand and then respond to the specific needs of the homeowner. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market.

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They may also be in a position to accept lower fees than we would for the same client. Consequently, we may encounter significant competition in our efforts to achieve our growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

Our business model has not been proven successful over time. We have sustained continued losses since our inception. We believe we will be able to capitalize in the next several years due to the current energy climate pushing for alternate sources of energy.  It appears that there is a positive climate for solar energy usage in Florida due to policies of the present governor as well as the federal government increasing tax credits for the installation of solar equipment.

(5) Sources and Availability of Raw Materials

At this time we do not see a critical dependence on any supplier(s) that could adversely affect our operations.  There are many different manufacturers of the types of equipment we need.

(6) Dependence on Limited Customers

We do not have any customers at this time.  Presently we are not soliciting business while we are undergoing our one (1) year equipment test.  It is necessary for our company to do a full twelve (12) month test so we can examine electricity usage over a full year so the homeowner can see peak usage times as well as the impact of the various systems and equipment we install.  Once we move from testing to operational we will not have to depend on any single or a limited number of customers.  Our ability to grow will only be dependent on how many homeowners we can present our program to and subscribe to our leasing or sales programs.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of the parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

(a)

These agreements will not be breached;

(b)

We would have adequate remedies for any breach; or

(c)

Our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. Local government rules may dictate the need for a business license.

When a system is completely installed on a resident or commercial building, there must be an inter-connect with the local power company.  An application must be filed with the local utility company prior to the system being tied to the utility grid.

(9) Government Regulation

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As a company providing a variety of electrical equipment we are subject to certain local, state, and federal regulations.   As a Florida corporation we must file an annual report with the Department of State in Florida.  There are no federal or state regulations that require a special business license for our business.

All of the electrical equipment we use will already have passed all government standards for usage.  Our installers have to be licensed and approved by the State of Florida.  Each subcontractor that we will use for installation shall have met the state license requirements.

 (10) Research and Development During Our Last Two Fiscal Years

During the last two fiscal years we have spent time and funds on research and development. We conducted research on specific types of solar equipment.  Specifically, we searched for equipment that would be most appropriate for installation in Florida due to the types of homes that are built in Florida.  The Company has opened discussions with a company to determine the cost of constructing a website appropriate to our business.  When and if the company has the financial resources it will reserve an appropriate domain name and begin construction of its website.  We have also conducted business travel that provided the opportunity to investigate the feasibility of initiating our business model.

(11) Cost and Effects of Compliance with Environmental Laws

As a solar equipment leasing company, we are not subject to any federal, state or local environmental laws.  All of the equipment that we will use will comply with all federal, state and environmental laws if any there shall be.

(12) Our Employees

As of December 31, 2008, we have no regular paid employees.  Our President Michael J. Daniels is also the owner of SFSC.  At the present time, Mr. Daniels devotes approximately 40 hours per week to the Company.  As the business increases, he will dedicate more of his time to our operations if necessary.  In addition to Solar Funding Solutions Corp., Mr. Daniels has a consulting company that works with companies in Hong Kong.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

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We are an operating company that is in the testing stage of the solar equipment we intend to lease to homeowners. We have an operating history and have generated no revenues in two (2) years that have produced net losses in the periods in which it has been operational. We have yet to undertake any expansion activity. As our company is considered to be in the early stages of business and there is no reasonable likelihood that increased revenues can be derived from our business in the foreseeable future, we consider that our operations will require us to acquire additional capital that can provide the company cash for its operations when we commence our leasing program beginning in late 2010.

Our Board of Directors believes that we cannot expand as an on-going business during the next twelve months since we are in our equipment testing phase and are not generating revenues from our operations that can pay for our operations.  We may raise cash from sources other than our operations. Our only other source for cash at this time is investment by others in the Company. We have not solicited investment from any investment banks, private equity firms or venture capital firms at this time.

Our future financial success will be dependent on the success of our ability to generate leases with homeowners. Such sales of our equipment leasing may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any operations is largely dependent on factors beyond our control such as the market for solar energy equipment.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the periods ended December 31, 2008 and 2007 (audited).

Table 7.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Expenses	Provision For Income Taxes	Net Income (Loss)
December 31, 2008	$ -0-	$ 58,697	$ 0	($58,697)
December 31, 2007	$ -0-	$ 90,101	$ 0	($90,101)

Results of Operations for the Period Ended December 31, 2008

For the year ended December 31, 2008 we did not have any revenue.  We did incur $58,697 in expenses for a loss of $58,697 during the period.  Compared to the same period in 2007 our revenues remained at $ -0- while our expenses decreased $31,404.  The Company expected to generate no revenues during this period as the focus of the staff was on the acquisition of equipment and installation in preparation of testing.

Our cash and cash equivalents of $37,990 represent an increase of approximately 220% from the same period in 2007.  We believe that we have sufficient cash for operations to continue through our next year.

Results of Operations for the Year Ended December 31, 2007

For the year ended December 31, 2007 we had no revenues.  We had no revenues due to the company developing its business model and equipment research.  Expenses during the year ended December 31, 2007 of approximately $90,101 were incurred from our costs associated with the organization of the corporation; acquiring our office equipment and furniture; automobile expenses and solar equipment.  Our line item expenses in all categories except for depreciation expense all decreased.  Management attributes these decreases to the company’s efforts to conserve its available funds. We do expect our expenses to remain constant in the fiscal year 2008.  As we begin to acquire our equipment for testing our expenses will increase dramatically. Additionally, we anticipate that we will have additional legal and accounting expenses once we begin our registration and, we will have the expenses of SEC reporting requirements. We do not expect to develop a compensation plan for our officer/director until the company

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has generated sufficient revenues to pay back the loans to our officer/director and sufficient cash flow remains.  We expect that when this compensation plan is developed that our expenses will rise.

Liquidity & Capital Resources

Since January of 2007 the company has concentrated its efforts in developing sources for solar energy equipment, their applications and potential benefits to homeowners.  Management believes it can capitalize on the number of homeowners seeking to develop an alternative to the high cost of electricity.

Our internal liquidity is provided by our C.E.O. Michael J. Daniels. Our total current assets do not exceed our current liabilities due to the loans repayable to Mr. Daniels.  Management believes that in the fiscal year 2009 the Company will not show any revenues or show a profit and operations should be sustainable in the long-term of at least twelve (12) months only due to the fact that Mr. Daniels our C.E.O. has committed to continue to fund the company.  In the event the company needs additional funds, our President, Michael J. Daniels, will provide any necessary capital to the company in the form of non-interest bearing loans due and payable at least twelve (12) months in the future.  There is no agreement in writing regarding this loan and our Board of Directors does not believe a written commitment is necessary due to the present level of time and effort Mr. Daniels has in the venture.

In the event we are unable to generate sufficient funds to continue our business efforts or if the company is pursued by a larger company for a business combination we will analyze all strategies to continue the company and maintain or increase shareholder value.  Under these circumstances we would consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination for the purposes of continuing the business and maintaining or increasing shareholder value.  Management believes its responsibility to maintain shareholder value is of paramount importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when needed.

We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.  We set forth above the circumstances under which this would occur, keeping in mind the fiduciary responsibility of management to maintain shareholder value.

DESCRIPTION OF PROPERTY

Our principal business address is at 140 Island Way, #252, Clearwater Beach, Florida 33767, which is a mail drop at a UPS Store®.  Our physical operations are currently run out of the President’s home office at 6719 Bobby Jones Ct., Palmetto, Florida 34221; Mr. Daniels has no ownership interest in the property located at 6719 Bobby Jones Ct., Palmetto, Florida 34221.  We own our furniture, computer, ancillary equipment, and office supplies and all of the solar and related equipment purchased for testing.  The Company has leased an automobile that is used by Mr. Daniels for business purposes.  The lease for the automobile is guaranteed by Mr. Daniels spouse and she signed a full release of interest and assignment of the vehicle to the Company.  Solar Funding Solutions Corp. has assumed the lease with Mercedes Benz Financial on the terms that were originally executed by Ms. Harrison.  The lease is for thirty-nine (39) months with payments of $900.07 monthly.  The auto insurance is provided through the personal insurance of Mr. Daniels.  Mr. Daniels is reimbursed for the cost of this insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following.  The President of our company, Michael J. Daniels, is the husband of Diane J. Harrison, President of Harrison Law, P.A., the firm providing the opinion as to the validity of the shares in our Company.  Ms. Harrison is a licensed attorney in good standing in Florida and Nevada.  Anyone considering purchasing shares in our Company

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must be aware that there may be a conflict of interest for Mr. Daniels as the President of our company and his wife providing the legal opinion as to the legality of our shares.

Our business is run from an office in the home of our President Michael J. Daniels.  This office is supplied at no charge and Mr. Daniels does not take a tax deduction for this dedicated office space.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with no revenue we rely on our President Michael J. Daniels, for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Daniels as both our company President and our audit committee financial expert is not detrimental to the Company. Mr. Daniels has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Daniels has gained this expertise through his formal education and experience with public reporting companies. He has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, We intend to apply to have our common stock included for quotation on the FINRA OTC Bulletin Board.  However, until such application is accepted and trading of our stock on the OTCBB begins shareholders who wish to sell their shares will have to sell their shares in privately negotiated transactions at the fixed price of $.10 per share for the duration of this offering.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other consulting services or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

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At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are 10,000,000 shares of common stock that could be sold by a selling shareholder according to Rule 144; we have agreed to register none of those shares.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have one (1) stockholder of record of our common stock as of March 31, 2009.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employee and/or executive officer who served at the end of the fiscal years December 31, 2008 and 2007 YTD, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2008 and 2007 YTD, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 8.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael J. Daniels[1], President and CEO, CFO, Director	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1]There is no employment contract with Mr. Michael J. Daniels at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

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Table 9.0 Outstanding equity awards for 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael J. Daniels President and CEO, CFO, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 10.0 Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael J. Daniels President and CEO, CFO, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

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Board of Directors and Committees

Currently, our Board of Directors consists of Michael J. Daniels.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our Chairman/President, Michael J. Daniels, has developed disclosure controls and procedures that are in keeping with the intent of the regulations.  Mr. Daniels and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive officer and principal financial officer, as appropriate, regarding timely disclosure.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President, Michael J. Daniels, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of January 31, 2007 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

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Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

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The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

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Accountability for adherence to the code.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

EXPERTS

Certain of the financial statements of Solar Funding Solutions Corp. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by Randall N. Drake, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 30, 2009, we engaged Randall N. Drake, C.P.A., P.A. ("Drake ") as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Solar Funding Solutions Corp. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida, 33707.  Our President, Michael J. Daniels, is the spouse of Diane J. Harrison, Esq. the principal in Harrison Law, P.A.  The relationship between our President and the President of Harrison Law, P.A. may create a conflict of interest with our company operating independently by Harrison Law, P.A. providing the opinion of the validity of the shares of the Company.

CONFLICT OF INTERESTS

The President of our Company Michael J. Daniels is also the spouse of the principal in the firm of Harrison Law, P.A.  This firm is providing the opinion as to the validity of our shares.  There could be a conflict of interest that could arise if a client of SFSC were also a client of Harrison Law, P.A. and it was necessary for Harrison Law, P.A. to put the interests of the client above those of SFSC.  Currently there are no mutual clients of Harrison Law, P.A. and Solar Funding Solutions Corp.  In the event a client is referred by Harrison Law, P.A. to SFSC there is no

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financial arrangement whereby Harrison Law, P.A. receives any of the fees earned by Solar Funding Solutions Corp.  The only fees paid to Harrison Law, P.A., if any, are for legal advice and work.

WHERE YOU CAN FIND FURTHER INFORMATION

Solar Funding Solutions Corp. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Solar Funding Solutions Corp. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Solar Funding Solutions Corp. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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FINANCIAL STATEMENTS

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Solar Funding Solutions Corporation:

We have audited the accompanying balance sheets of Solar Funding Solutions, Inc., a development stage company, as of December 31, 2008 and 2007 and the related statements of income, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2008 and from the date of inception, January 2, 2007 through December 31, 2008. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Funding Solutions Corporation as of December 31, 2008 and 2007 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2008, and from the date of inception, January 2, 2007 through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

he accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in footnote 3 to the financial statements, the Company has incurred operating losses and negative cash flows which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA

Clearwater, Florida

April 24, 2009

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SOLAR FUNDING SOLUTIONS CORP.

(A Development Stage Company)

Balance Sheets

	As of
	December 31, 2008	December 31, 2007

ASSETS

Current Assets:
Cash and Cash Equivalents	$ 37,990	$ 11,963
Investment - Seafarer	-0-	5,000
Total Current Assets	37,990	16,963

Property and Equipment, net of accumulated depreciation of $5,393	101,054	0

Total Assets:	$ 139,044	$ 16,963

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	7,000	3,500
Accrued Expense Payable	17,768	3,892
Loans Payable to Related Party	$ 253,074	$ 89,672
Total Current Liabilities	277,842	97,064

Total Liabilities	277,842	97,064

Stockholders' Equity:
Common Stock, par value $0.001, authorized 100,000,000 shares,
10,000,000 issued and outstanding as of December 31, 2008 and December 31, 2007	10,000	10,000
Accumulated Deficit	(148,798)	(90,101)
Total Equity	(138,798)	(80,101)
Total Liabilities and Stockholders' Equity	$ 139,044	$ 16,963

The accompanying notes are an integral part of these statements.

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SOLAR FUNDING SOLUTIONS CORP.

(A Development Stage Company)

Statements of Operations

	For the Year Ending, December 31, 2008	For the Year Ending, December 31, 2007	For the period Inception (January 2, 2007) to December 31, 2008
Revenue:
Sales	$ -	$ -	$ -

Total Revenue:	$ -	$ -	$ -

Expenses:
Automobile Expense	23,165	38,538	61,703
Insurance Expense	2,336	4,916	7,253
General and Administrative	10,427	32,255	42,682
Professional Fees	3,500	10,500	14,000
Interest Expense	13,876	3,892	17,768
Depreciation Expense	5,393	0	5,393

Total Expenses:	$ 58,697	$ 90,101	$ 148,798

Operation Income / (Loss)	$ (58,697)	$ (90,101)	$ (148,798)

Provision for Income Taxes	-	-	-

Net Income / (Loss)	$ (58,697)	$ (90,101)	$ (148,798)

Basic and Diluted (Loss) per Share:	($0.00)	($0.01)	($0.01)

Weighted Average Number of Shares	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these statements.

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SOLAR FUNDING SOLUTIONS CORP.

(A Development Stage Company)

Equity Statement

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares	PV = $.001 Amount

Balance January 2, 2007 (date of inception)	0	$ 0	$ 0	$ 0	$ 0

Common stock issued to Founders for cash, valued at $.001 per share, January 2007	10,000,000	10,000	0	0	10,000

Net Loss				(90,101)	(90,101)

Balance at December 31, 2007	10,000,000	$ 10,000	$ 0	$ (90,101)	$ (80,101)

Net loss				(58,697)	(58,697)

Balance at December 31, 2008	10,000,000	$ 10,000	$ 0	$ (148,798)	$ (138,798)

The accompanying notes are an integral part of these statements.

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SOLAR FUNDING SOLUTIONS CORP.

(A Development Stage Company)

Statements Cash Flows

	For the Year Ending, December 31, 2008	For the Year Ending, December 31, 2007	For the period Inception (January 2, 2007) to December 31, 2008
Cash Flows from Operating Activities:
Net (Loss)	$ (58,697)	$ (90,101)	(148,798)
Adjustments to reconcile Net (Loss) to net cash used in operating activities:
Depreciation	5,393	0	5,393
Changes in operating assets and liabilities:
Increase in Accounts Payable:	3,500	3,500	7,000
Increase in Accrued Expense::	13,876	3,892	17,768
Total adjustments to net (loss)	22,769	7,392	30,161
Net Cash Flows (Used) in Operating Activities	(35,928)	(82,709)	(118,637)

Net Cash Flows Used in Investing Activities:
Equipment Purchase	(106,447)	0	(106,447)
Net Cash Flows in Investing Activities	(106,447)	0	(106,447)

Cash Flows from Financing Activities:
Investment in Seafarer stock	5,000	(5,000)	0
Increase in Shareholder Loan:	163,402	89,672	253,074
Proceeds from the issuance of common stock	0	10,000	10,000
Net Cash Flows from Financing Activities	168,402	94,672	263,074

Net (decrease) in cash	26,027	11,963	37,990

Cash - Beginning of Period	$ 11,963	$ 0	0

Cash – End of Period	$ 37,990	$ 11,963	37,990

The accompanying notes are an integral part of these statements.

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SOLAR FUNDING SOLUTIONS CORP.

(A Development Stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

NOTE 1.

ORGANIZATION AND DESCRIPTION OF BUSINESS

Solar Funding Solutions Corp. (the Company) was incorporated under the laws of the State of Florida on January 2, 2007.  The Company operates on a December 31 fiscal year end.

The company provides green energy services to help homeowners determine how to reduce their energy costs and provides equipment to homeowners.  Homeowners may lease solar powered equipment for a period of twenty (20) years or purchase the equipment for installation on their residence.

NOTE 2.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company that is in the early stages of equipment testing, that is under a one year test period from January 1, 2009 thru December 31, 2009.   The financial statements are presented as a development stage enterprise.   In the initial year the Company, devoted substantially all of its efforts to researching green energy methods and equipment.   The Company may continue to incur significant operating losses and to generate negative cash flow from operating activities.  The Company's ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control.

We anticipate that our business will incur operating losses in the future until that point in time, if ever, that our revenues from our services exceeds our operation expenses.

Our existence is dependent upon managements’ ability to develop profitable operations.  While management anticipates Solar will attain profitable status through the further development and expansion in the number of customers that will utilize our services, there can be no assurances that we will ever reach profitability.

NOTE 3.

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The Company incurred a net losses amounting to $148,798 for the period January 2, 2007 (date of inception) through December 31, 2008.  As of December 31, 2008, the Company has $37,990 of cash with which to satisfy any future cash requirements. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business.  There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to provide services.  There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Depreciation

The cost of the solar equipment and furniture and fixtures will be depreciated over the estimated useful life of 10 years and 7 years respectively. Depreciation is computed using the straight-line method when the assets are placed in service.

Accounting Basis

The Company's financial statements are prepared using the accrual method of accounting. . The Company has adopted a December 31st fiscal year end. The owner of Solar Funding Solutions Corp. is the sole controlling shareholder of the Company at the inception date. The financial statements of Solar Funding Solutions Corp. are accounted for as those of the Company. The financial statements present the operations of Solar Funding Solutions Corp. from January 2, 2007 (Date of inception) thru December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

For the purposes of presenting cash flows, Solar Funding Solutions Corp considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits.  From inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $37,990 and $11,963 in cash and cash equivalents at December 31, 2008 and December 31, 2007, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

The Company has adopted SFAS 130 “Reporting Comprehensive Income” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.  The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Revenue Recognition

Solar Funding Solutions Corp. is a small retail equipment leasing business with no current revenues and limited access to capital markets trying to compete in a niche market with a limited operational history.  The company cannot lease any solar equipment until solar equipment is tested.  Revenue will depend to a great extent on attaining and retaining clients that will use the energy saving equipment upon completion of testing.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Advertising

The Company had advertising expense of $523 and $ 0 for the period ended December 31, 2008 and 2007, respectively.

Investments

The Company invested 5,000 in Seafarer explorations in 2007 in exchange for shares in the company; Solar subsequently sold those shares in Oct of 2008 for 5,000.  No gain or loss is reflected on the financial statements.

Rent

Shareholder provides company a small office space at no costs for Solar Funding Solutions as a result there is no rent expense for the period ended December 31, 2008 and 2007, respectively.

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Due To Related Parties

Due to related parties consists of the following:

Name of Related Party	Title	December 31, 2008	December 31, 2007
Mr. Michael Daniels	Director	$ 253,074	$ 89,672

Interest of $13,876 and $3,892 were accrued on related party transactions at December 31, 2008 and December 31, 2007, respectively.

Interest was accrued using applicable federal rates of 5.40% and 4.34%, at December 31, 2008 and December 31, 2007, respectively.

Related party transactions may not be indicative of transactions with unrelated parties.

Net Income or (Loss) Per Share of Common Stock

The  basic  earnings  (loss)  per  share  are  calculated  by  dividing  the  Company’s  net  income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year.  The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods.  Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The  numerators  and  denominators  used  in  the  computations  of  basic  and  diluted  EPS  are presented in the following table for the years ended December 31:

	2008	2007
Numerator for Basic and Diluted EPS
Net (loss) to common shareholders	$(58,697)	$(90,101)
Denominators for Basic and Diluted EPS
Weighted average of shares outstanding	10,000,000	10,000,000
Earnings/(Loss) Per Share
Basic and Diluted	$(0.00)	$(0.01)

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

None of the following new pronouncements has current application to the Company, but will be implemented in the Company’s future financial reporting when applicable.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“FAS 159”). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of FAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. FAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The Company adopted SFAS No. 159 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  The Company adopted FSP EITF 07-3 and expensed the research and development as incurred.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement amends ARB No. 51 to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards of the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends).

In December 2007, the FASB issued a revision to SFAS No. 141 (revised 2007), “Business Combinations.”  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133.” The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued).

In April 2008, the FASB issued FSP 142-3 “Determination of the useful life of Intangible Assets”, which amends the factors a company should consider when developing renewal assumptions used to determine the useful life of an intangible asset under SFAS142. This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. SFAS 142 requires companies to consider whether renewal can be completed without substantial cost or material modification of the existing terms and conditions associated with the asset. FSP 142-3 replaces the previous useful life criteria with a new requirement—that an entity consider its own historical experience in renewing similar arrangements. If historical experience does not exist, then the Company would consider market participant assumptions regarding renewal including 1) highest and best use of the asset by a market participant, and 2) adjustments for other entity-specific factors included in SFAS 142. The Company is currently evaluating the impact that adopting FSP.142-3 will have on its financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under SFAS No. 5, “Accounting for Contingencies.” This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued).

In June 2008, FASB issued EITF 08-4, “Transition Guidance for Conforming Changes to Issue No. 98-5.” The objective of EITF 08-4 is to provide transition guidance for conforming changes made to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, that result from EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. The Company is currently evaluating the impact that adopting EITF 08-4 will have on its financial statements.

In October 2008, the FASB issued FSP. FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company is currently evaluating the impact that adopting FAS 157-3 will have on its financial statements

NOTE 5.

PROPERTY AND EQUIPMENT

The Company’s capital asset has been capitalized and is being depreciated over its estimated useful life on a straight line basis over a ten year period.

Property and Equipment consists of:

	December 31, 2008	December 31, 2007
Property and Equipment	103,169	0
Accumulated Depreciation	(5,158)	(0)
Furniture and Fixtures	3,278	0
Accumulated Depreciation	(234)	(0)
Property and Equipment, net	101,055	0

Depreciation of property and equipment was $5,158 and $0 for the period ended December 31, 2008 and 2007, respectively and

Depreciation of furniture and fixtures was $234 and $0 for the period ended December 31, 2008 and 2007, respectively.

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SOLAR FUNDING SOLUTIONS CORP.

(A development stage Company)

Notes to Financial Statements

For the years ended December 31, 2008 and 2007

And For The Period January 2, 2007 through December 31, 2008

(Continued)

NOTE 6.

PROVISION FOR INCOME TAXES

The Company is an “S” corp and has not recognized an income tax benefit for its operating losses generated since inception based on uncertainties concerning its ability to generate taxable income in future periods.

The company’s S-Corporation election was revoked effective January 1, 2009. For 2008, the Company will be taxed under Subchapter S of the Internal Revenue Code. Therefore no provision for income taxes has been made.

As of December 31, 2008, the Company incurred net operating losses of approximately $148,798.

Income taxes are computed using the depreciation and tax method.

NOTE 7.

STOCKHOLDERS’ EQUITY

The Company has 100,000,000 common shares authorized at a $0.001 par value per share and one class of blank-check preferred stock that can be issued at the discretion of the board of directors.

On January 2, 2007 the Company issued 10,000,000 common shares at $0.001 per share to its founder in exchange for $10,000 cash.

The Company has no potentially dilutive securities outstanding at the end of the statement periods, such as warrants or options.

NOTE 8.

SUBSEQUENT EVENTS

 The Board of Directors has authorized the filing of a registration Form S-1 with the Securities and Exchange Commission. The company is intending to register for sale 100,000,000 shares at $0.001 per share. There are no assurances that this filing will be approved.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.   Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XIV, Paragraph 1 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Solar Funding Solutions Corp. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$5.58
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$0.00
Transfer Agent's Fees and Expenses	$1,000.00
Miscellaneous	$2,000.00
Total	$15,005.58

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

II-1

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Item 26.  Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Solar Funding Solutions Corp.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Solar Funding Solutions Corp. were issued by SFSC within the past three (3) years and were not registered under the Securities Act of 1933:

(a)

On January 2, 2007, the Board of Directors issued 10,000,000 shares of stock (at $0.001 per share) to President Michael J. Daniels for paid in capital of $10,000.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.

Name of Stockholder	Shares Received	Consideration	Date of Payment
Michael J. Daniels	10,000,000	$10,000.00 Check	January 2, 2007

Item 27.  Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Articles of Amendment
3.3	By-Laws
5	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
14	Code of Ethics
23	Consent of Experts and Counsel: Independent Auditor's Consent by Randall N. Drake, C.P.A.

Item 28.  Undertakings

(1)

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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Link to Solar Funding Solutions Corp. S-1 Table of Contents

Link to Financial Statements

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clearwater Beach, Florida, on April 24, 2009.

(Registrant) SOLAR FUNDING SOLUTIONS CORP.

By: /s/ Michael J. Daniels
Michael J. Daniels
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name:	Title	Date
/s/ MICHAEL J. DANIELS
Michael J. Daniels	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	April 24, 2009

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